Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation

The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-264213), S-8 (No. 333-193134), S-8 (No. 333-256207), and Form S-8 (No. 333-258858) of our report dated March 23, 2023, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona

March 23, 2023